                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14 INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.


                               NTL INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   [NTL LOGO]
 INCORPORATED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                         ------------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1999
                         ------------------------------

     The Annual Meeting of Stockholders of NTL Incorporated (the "Company") will be held at 10:00 a.m., local time, on Thursday, June 3, 1999, at the Essex House, Hyde Park Suite, located at 160 Central Park South, New York, New York 10019, for the following purposes:

     1. To elect three directors to the Board of Directors;

     2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1999;

     3. To consider and act upon a stockholder's proposal to adopt the MacBride Principles; and

     4. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 14, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. The transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be located at the Company's principal executive offices, 110 East 59th Street, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

     A copy of the Annual Report for 1998 is being mailed together with this proxy material.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

                                   By order of the Board of Directors,
                                   /s/ Richard J. Lubasch
                                   RICHARD J. LUBASCH
                                   Secretary

New York, New York
April 28, 1999

                                NTL INCORPORATED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                           -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1999
                           -------------------------

                                PROXY STATEMENT

     This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Stockholders of NTL Incorporated (the "Company" or "NTL"), to be held at 10:00 a.m., local time, on Thursday, June 3, 1999 at the Essex House, Hyde Park Suite, located at 160 Central Park South, New York, New York 10019, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expenses and delay.

     Holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on April 14, 1999, will be entitled to vote at the Annual Meeting. At the close of business on April 14, 1999, 73,762,899 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

     The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Annual Meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are first being mailed to stockholders on or about April 28, 1999.

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay D.F. King & Co., Inc. a fee of $5,000, plus reasonable expenses, for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of April 20, 1999, by (i) each executive officer and director of the Company, (ii) all directors and executive officers as a group and (iii) stockholders holding 5% or more of the Common Stock.

                                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                  -------------------------------------------------
                                                               PRESENTLY
                                                              EXERCISABLE
                                                                OPTIONS
                                                               WARRANTS,
                                                              CONVERTIBLE
                                                               BONDS AND
EXECUTIVE OFFICERS, DIRECTORS                      COMMON     EXCHANGEABLE
AND PRINCIPAL STOCKHOLDERS                          STOCK     PREFERRED(1)     TOTAL     PERCENT(2)
-----------------------------                     ---------   ------------   ---------   ----------
J. Barclay Knapp................................    140,932    1,834,446     1,975,378      2.61%
George S. Blumenthal(3).........................    114,126    1,151,720     1,265,846      1.69%
Richard J. Lubasch(4)...........................     23,279      267,463       290,742      *
Leigh Costikyan Wood............................        695      210,889       211,584      *
Gregg Gorelick..................................     41,426       55,130        96,556      *
John F. Gregg...................................        800      173,333       174,133      *
Steven L. Wagner................................          0      141,000       141,000      *
Robert T. Goad(5)...............................    491,340            0       491,340      *
Sidney R. Knafel(6).............................  1,053,584      378,277     1,431,861      1.93%
Ted H. McCourtney(7)............................    115,120       68,342       183,462      *
Del Mintz(8)....................................    519,544       68,342       587,886      *
Alan J. Patricof(9).............................      6,958       68,342        75,300      *
Warren Potash...................................      1,389       68,342        69,731      *
Michael S. Willner(10)..........................    486,288      360,334       846,622      1.14%
All directors and officers as a group (14 in
  number).......................................  2,995,481    4,845,960     7,841,441      9.98%

The Goldman Sachs Group, L.P.(11)...............  8,976,261                  8,976,261     12.17%
Goldman Sachs & Co.(11)
European Cable Capital Partners, L.P.(11)
European Cable Capital Partners Holding,
  Inc.(11)
Stone Street Fund 1996, L.P.(11)
Bridge Street Fund 1996, L.P.(11)
Stone Street Empire Corp.(11)
GS Capital Partners, L.P.(11)
GS Advisors, L.P.(11)
  85 Broad Street
  New York, NY 10004
Goldman Sachs Performance Partners, L.P.(11)
Commodities Corporation LLC(11)
  701 Mount Lucas Road
  Princeton, NJ 08540
Microsoft Corporation(12).......................               6,204,448     6,204,448      7.76%
  One Microsoft Way
  Redmond, WA 98052
Prime 66 Partners, L.P.(13).....................  4,384,871      816,325     5,201,196      6.98%
Composite 66, L.P.(13)..........................    241,235                    241,235      0.33%
H&S Partners I(13)..............................                 326,530       326,530      0.44%
  201 Main Street, Suite 3200
  Fort Worth, TX 76102
                                                                  (CONTINUED ON THE FOLLOWING PAGE)

                                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                  -------------------------------------------------
                                                               PRESENTLY
                                                              EXERCISABLE
                                                                OPTIONS
                                                               WARRANTS,
                                                              CONVERTIBLE
                                                               BONDS AND
EXECUTIVE OFFICERS, DIRECTORS                      COMMON     EXCHANGEABLE
AND PRINCIPAL STOCKHOLDERS                          STOCK     PREFERRED(1)     TOTAL     PERCENT(2)
-----------------------------                     ---------   ------------   ---------   ----------
Comcast UK Holdings, Inc.(14)...................  4,820,790                  4,820,790      6.54%
  1500 Market Street
  Philadelphia, PA 19102
Warburg, Pincus Investors, L.P.(15).............  3,979,632                  3,979,632      5.40%
Warburg, Pincus & Co.(15)
E.M. Warburg, Pincus & Co., LLC(15)
  466 Lexington Ave
  New York, NY 10017

---------------

  *  Represents less than one percent.

 (1) Includes shares of Common Stock purchased upon the exercise of options which are exercisable or become so in the next 60 days ("Presently Exercisable Options"), shares of Common Stock purchased upon the conversion of the following convertible debt securities: (a) 7% Convertible Subordinated Notes due 2008; and (b) 7% Convertible Subordinated Notes due 2008 (the "Convertible Bonds"), and shares of Common Stock purchased upon the exchange of the Senior Redeemable Exchangeable Preferred Stock which are exchangeable or become so in the next 60 days (the "Exchangeable Preferred"). Of the options, warrants, convertible bonds and exchangeable preferred shown in the table above, (a) 390,602 options were assumed by NTL in 1993, having a weighted average exercise price of $1.69 per share; (b) 7,533,589 options are employee and non-employee director options that have been issued by NTL under the 1993 Employee Stock Option Plan, the 1993 Non-Employee Director Stock Option Plan, the 1998 Non-Qualified Stock Option Plan or certain other stock option agreements, having a weighted average exercise price of $24.14 per share; and (c) 619,870 are NTL seven-year warrants that were issued pursuant to certain non-competition agreements having an exercise price of $5.57 per share.

 (2) Includes Common Stock and Presently Exercisable Options, Warrants, Convertible Bonds and Exchangeable Preferred.

 (3) Includes 2,112 shares of Common Stock owned by trusts for the benefit of Mr. Blumenthal's children and options to purchase 399,999 shares of Common Stock held in Grantor Retained Annuity Trusts.

 (4) Includes 111 shares of Common Stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.

 (5) Includes 470,381 shares of Common Stock owned by Columbia Management, Inc., Mr. Goad's wholly-owned Investment Company. Columbia Management, Inc., of which Mr. Goad is the sole shareholder, is a limited partner in European Cable Capital Partners, L.P. ("ECCP"). Columbia Management, Inc. owns or has options to acquire, in each case as a limited partner, an aggregate of 206,086 Units of partnership interests in ECCP ("ECCP Units"), which constitute 9.20% of all ECCP Units on a fully-diluted basis. ECCP owns 8,413,168 shares of the Company. Neither Mr. Goad nor Columbia Management, Inc. has a right to control or direct ECCP or the disposition of shares of the Company, which it owns, and they therefore disclaim any beneficial ownership of the shares of the Company owned by ECCP.

 (6) Includes 25,804 shares of Common Stock owned by Mr. Knafel's wife as to which shares Mr. Knafel disclaims beneficial ownership.

 (7) Includes 104,073 shares of Common Stock held by limited partnerships of which Mr. McCourtney is a general partner, as to which shares Mr. McCourtney disclaims beneficial ownership except to the extent of his pro-rata interest. An additional 556 shares of Common Stock are held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

 (8) Includes 25 shares owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership.

 (9) Includes 69 shares of Common Stock owned by Mr. Patricof's wife and 268 shares owned by, or in trust for the benefit of Mr. Patricof's children, as to which shares Mr. Patricof disclaims beneficial ownership.

(10) Includes 118,267 shares of Common Stock held by a trust account for the benefit of Mr. Willner's children as to which shares Mr. Willner disclaims beneficial ownership.

(11) Based solely upon Schedule 13-G, dated March 24, 1999, filed by The Goldman Sachs Group, L.P., Goldman Sachs & Co., European Cable Partners, L.P., European Cable Capital Partners Holding, Inc., Stone Street Fund 1996, L.P., Bridge Street Fund 1996, L.P., Stone Street Empire Corp., GS Capital Partners, L.P., GS Advisors, L.P., Goldman Sachs Performance Partners, L.P. and Commodities Corporation LLC with the Securities and Exchange Commission (the "SEC").

(12) Based solely upon Schedule 13-G, dated February 8, 1999, filed by Microsoft Corporation with the SEC.

(13) Based solely upon Schedule 13-G (Amendment No. 2), dated February 19, 1999, filed by Prime 66 Partners, L.P., Composite 66, L.P. and H&S Partners I with the SEC.

(14) Based solely upon Schedule 13-G, dated November 9, 1998, filed by Comcast UK Holdings, Inc. with the SEC.

(15) Based solely upon Schedule 13-G, dated February 11, 1999, filed by Warburg, Pincus Investors, L.P., Warburg, Pincus & Co. and E. M. Warburg, Pincus & Co., LLC with the SEC.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities file with the SEC, and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that in the case of George S. Blumenthal, a filing reporting a transaction made in 1998 was inadvertently not made when required in 1998, but instead was made in February of 1999.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, which provides for a classified Board of Directors, the Board of Directors consists of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms expiring on the third succeeding annual meeting after such election. The terms of three directors expire this year. Accordingly, at the Annual Meeting, three directors will be elected to serve for a three-year term and until their successors shall have been elected and qualified. Unless otherwise indicated on any proxy, the proxy holders intend to vote the shares it represents for each of the nominees whose biographical sketches appear in the section immediately following. Each of the nominees are now serving as directors of the Company and were previously elected by the stockholders of the Company. The proxies cannot be voted for a greater number of persons than the number of nominees named.

     The election to the Board of Directors of each of the nominees identified in this proxy statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and have no effect on the outcome of the vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
         VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE
                       NOMINEES IDENTIFIED FOR REELECTION

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the three nominees below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

     The nominees and continuing directors of the Company were elected by the Company's stockholders in 1996, 1997 and 1998, as applicable, except that Mr. Goad was elected by the Board of Directors in March 1999. The continuing directors will serve for the terms indicated and until their successors are duly elected and qualified.

               PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION

                                                                    POSITION
NAME                                        AGE           (PROPOSED TERM AS DIRECTOR)
----                                        ---           ---------------------------
George S. Blumenthal......................  55     Director, Chairman of the Board and
                                                   Treasurer (2002)
J. Barclay Knapp..........................  42     Director, President, Chief Executive
                                                   Officer and Chief Financial Officer (2002)
Michael S. Willner........................  47     Director (2002)

               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                                          POSITION
NAME                                                          AGE    (TERM AS DIRECTOR)
----                                                          ---    ------------------
Alan J. Patricof............................................  64       Director (2000)
Warren Potash...............................................  67       Director (2000)
Robert T. Goad..............................................  44       Director (2000)
Sidney R. Knafel............................................  68       Director (2001)
Ted H. McCourtney...........................................  60       Director (2001)
Del Mintz...................................................  71       Director (2001)

     Additional information as of April 14, 1998 regarding the three nominees for election as directors and the continuing directors and information regarding executive officers of the Company is as follows:

NOMINEES

     George S. Blumenthal has been Chairman, Treasurer and a director of the Company since its formation. Mr. Blumenthal was also Chief Executive Officer of the Company until October 1996. Mr. Blumenthal was President of Blumenthal Securities, Inc. (and its predecessors), a member firm of The New York Stock Exchange, from 1967 until 1992. Mr. Blumenthal was Chairman, Treasurer and a director of Cellular Communications, Inc. ("CCI"), which positions he held since CCI's founding in 1981 until its merger in August 1996 into a subsidiary of AirTouch Communications, Inc. (the "CCI Merger"). Mr. Blumenthal is also Chairman and a director of CoreComm Limited ("CoreComm"), Chairman, Treasurer and a director of Cellular Communications of Puerto Rico, Inc. ("CCPR") and a director of Andover Togs, Inc.

     J. Barclay Knapp is President, Chief Executive Officer, Chief Financial Officer and a director of the Company and has held these positions since its formation with the exception that Mr. Knapp was Chief Operating Officer until October 1996 when he was appointed Chief Executive Officer. In addition, Mr. Knapp was also Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of CCI, until the CCI Merger, and was Executive Vice President and Chief Operating Officer of Cellular Communications International, Inc. ("CCII") until June 1998. Mr. Knapp is also President, Chief Executive Officer and a director of CCPR, and President, Chief Executive Officer, Chief Financial Officer and a director of CoreComm.

     Michael S. Willner, a director of the Company since October 1993, has served as President and Chief Operating Officer of Insight Communications Company, L.P. since 1985. Mr. Willner is currently President of Insight Communications, Inc., a position he has held since 1985. Mr. Willner is also a director of Source Media, Inc., C-Span and the National Cable Television Association, where he chairs the Local and State Government Committee.

CONTINUING DIRECTORS

     Alan J. Patricof, a director of the Company since its formation, is Co-Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof also serves as a director of CCPR, CoreComm, Boston Properties, Inc. and other privately owned companies.

     Warren Potash has been a director of the Company since its formation. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since February 1989. Prior to that time and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of CCPR and CoreComm.

     Robert T. Goad has been a director of the Company since March 1999. Mr. Goad was a director and the Chief Executive Officer of Diamond Cable Communications Plc from May 1994 to March 8, 1999, and served as Chief Financial Officer from May 1994 until July 1995. Mr. Goad is a founder of and principal in ECE Management International, LLC and has been President of Columbia Management, Inc. since 1984.

     Sidney R. Knafel, a director of the Company since its formation, has been Managing Partner of SRK Management Company, a private investment company, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and BioReliance Corporation. Mr. Knafel is also a director of General American Investors Company, Inc., IGENE Biotechnology, Inc., CCPR, CoreComm and some privately owned companies.

     Ted H. McCourtney, a director of the Company since its formation, is a General Partner of Venrock Associates, a venture capital investment partnership, a position he has held since 1970. Mr. McCourtney also serves as a director of MedPartners Inc., Visual Networks, Inc., CoreComm and several privately owned companies.

     Del Mintz, a director of the Company since its formation, is President of Cleveland Mobile TeleTrak, Inc. and Cleveland Mobile Radio Sales, Inc. and Ohio Mobile TeleTrak, Inc., companies providing telephone answering and radio communications services in Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessor of these companies since 1967. Mr. Mintz is President of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before such company was acquired by merger with CCI's predecessor in 1985. Mr. Mintz is also a director of CCPR, CoreComm and several privately owned companies.

EXECUTIVE OFFICERS OTHER THAN DIRECTORS

     Richard J. Lubasch, 52, has been the Company's Senior Vice
President - General Counsel and Secretary since its formation. Mr. Lubasch was Vice President - General Counsel and Secretary of CCI from July 1987 until the CCI Merger. Mr. Lubasch is also Senior Vice President - General Counsel and Secretary of CCPR and CoreComm, and held these titles, as well as Treasurer, of CCII prior to its sale in March 1999.

     Leigh Costikyan Wood, 41, has been the Company's Senior Vice President since October 1996 and is the Chief Operating Officer of the Company's U.K. operations. From April 1993 until the CCI Merger, Ms. Wood had been the Chief Executive Officer of a Joint Venture between CCI and AirTouch. From 1982 until 1984, she was Deputy Chief Financial Officer of General Atlantic Corp., a private investment firm. Previously, she was employed by Peat Marwick Mitchell & Co. Ms. Wood was Vice President - Operations of CCI from 1984 until the CCI Merger.

     Gregg Gorelick, 40, has been the Company's Vice President - Controller since its formation. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President - Controller of CCI from 1986 until the CCI Merger. He also holds that position at CCPR and CoreComm (where he is also Treasurer), and held that position at CCII prior to its sale in March 1999.

     John F. Gregg, 35, has been the Company's Vice President of Corporate Development since August of 1996. Mr. Gregg joined the Company in 1994 as Managing Director of Corporate Development. He is Vice Chairman and a director of Virgin Net, a joint venture between the Company and Virgin Communications Group. Prior to his employment by the Company, Mr. Gregg was employed by Golder, Thoma & Cressey, a venture capital firm.

     Steven L. Wagner, 47, is the Company's Vice President-Consumer Services and is Group Managing Director of the National Media Services division in the Company's U.K. operations. Mr. Wagner joined the Company in February 1994 as Group Director of Consumer Services of the Company's U.K. operations and was appointed Vice President - Consumer Services of NTL in June 1994. Mr. Wagner has spent the past fifteen years in consumer and business related activities. Most recently, Mr. Wagner served as Vice President, Eastern Region for the Walt Disney Company's premium television service, the Disney Channel.

     Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

          INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During calendar 1998, sixteen meetings (including regularly scheduled and special meetings) of the Board of Directors of the Company were held. The Board of Directors has a Compensation and Option Committee (the "Compensation Committee") and an Audit Committee. Messrs. Knafel, McCourtney and Mintz serve as members of the Compensation Committee, and Messrs. Mintz, Patricof and Potash serve as members of the Audit Committee. The Compensation Committee reviews and makes recommendations regarding annual compensation for Company officers, and the Audit Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. During calendar year 1998, the Compensation Committee held one meeting and the Audit Committee held one meeting. No director during 1998 attended fewer than 75% of the meetings of the Board of Directors of the Company and committee meetings of the Board of which he was a member. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board and the committees. In addition, as of December 31, 1998, Messrs. Knafel, McCourtney, Mintz, Patricof, Potash and Willner have each been granted options at the fair market value on the date of grant to purchase an aggregate of 139,109 shares of Common Stock at a weighted average price of $24.08 per share. Directors who are not officers are paid a fee of $500 for each Board meeting and committee meeting that they attend.

                             EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

     The Compensation Committee has the responsibility for the design and implementation of the Company's executive compensation program. The Compensation Committee is composed entirely of non-employee directors.

     The Company's executive compensation program is designed to be closely linked to corporate performance and return to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of an executive's aggregate compensation to the appreciation in the Company's stock price. In addition, executive bonuses are linked to the achievement of operational goals and therefore relate to stockholder return. The overall objective of this strategy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and stockholder interests through equity-based compensation, thereby seeking to enhance the Company's profitability and stockholder value.

     Each year the Compensation Committee conducts a review of the Company's executive compensation to determine the appropriate level and forms of compensation. Such review permits an annual evaluation of the link between the Company's performance and its executive compensation.

     In assessing compensation levels for the named executives, the Compensation Committee recognizes the fact that certain executives have participated in the development of the Company (and its predecessors) from its earliest stages, and have produced significant long-term value for stockholders over the course of the Company's existence. In determining the annual compensation for the Chief Executive Officer, the Compensation Committee uses the same criteria as it does for the other named executives.

BASE SALARY AND BONUS

     In furtherance of the Company's incentive-oriented compensation goals set forth above, cash compensation (annual base salary and bonus) is generally set below levels paid by comparable sized telecommunications companies and is supplemented by equity-based option grants. With respect to 1998, the aggregate annual base salary for the named executive officers increased in the aggregate by approximately $61,300 from 1997 levels. The 1998 base salary for the Chief Executive Officer of $270,000 remained the same as in 1997.

STOCK OPTIONS

     Under the Company's stock option plan, stock options were granted to certain Company executive officers during 1998. Information with respect to such option grants to the named executive officers is set forth in the table entitled "Option Grants in Last Fiscal Year."

     Stock options are designed to align the interests of executives with those of stockholders. The options generally are granted at an exercise price equal to the market price of the Common Stock on the date of grant and vest over a period of five years. In 1998, executives were granted options that vest over a period of seven years. Accordingly, the executives are provided additional incentive to create stockholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

     In determining individual option grants, the Compensation Committee takes into consideration the number of options previously granted to that individual, the amount of time and effort dedicated to the Company during the preceding year and expected commitment to the Company on a forward-looking basis. The Compensation Committee also strives to provide each option recipient with an appropriate incentive to increase stockholder value, taking into consideration their cash compensation levels.

     In 1994, 1996 and 1997, Mr. Knapp did not receive an option grant, and in 1995 Mr. Knapp received an option to purchase 266,667 shares of Common Stock with an exercise price of $22.88 (the fair market value of the Common Stock on the date of grant adjusted to reflect the Stock Split). In 1998, Mr. Knapp received an option to purchase 950,000 shares of Common Stock with an exercise price of $36.50. Mr. Knapp now owns 140,932 shares of Common Stock and holds options to purchase an additional 2,689,446 shares. The Committee believes that the equity interests in the Company held by the named executive officers, including Mr. Knapp, represent a significant incentive to increase overall stockholder value.

COMPENSATION DEDUCTION CAP POLICY

     In 1996, the Company's stockholders approved an amendment to the Company's 1993 Employee Stock Option Plan (the "1993 Plan") to, among other things, comply with the requirements regarding non-deductibility of compensation in excess of $1 million under sec.162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Any compensation realized from the exercise of stock options granted pursuant to the 1993 Plan at fair market value as of the date of grant thus generally would be exempt from the deduction limitations under sec.162(m) of the Code. Compensation realized from the exercise of stock options not granted pursuant to a plan or granted pursuant to the Company's 1998 Non-Qualified Stock Option Plan would not be exempt from the deduction limitation under sec.162(m) of the Code. Other annual compensation, such as salary and bonus, is not expected to exceed $1 million per executive.

                                          THE COMPENSATION AND OPTION COMMITTEE
                                          Sidney R. Knafel
                                          Ted H. McCourtney
                                          Del Mintz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the members of the Compensation Committee were Sidney R. Knafel, Ted H. McCourtney and Del Mintz.

     The Company had entered into a non-competition agreement with Mr. Knafel which prohibited Mr. Knafel from entering into a competitive business in the United Kingdom for a period which expired in October 1998. Under the terms of such agreement, the Company was entitled to an injunction against any violation or threatened violation of the agreement. Mr. Knafel received warrants to purchase 309,935 shares of Common Stock which are currently exercisable in consideration of his agreement not to compete.

GENERAL

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three years ended December 31, 1998.

                         SUMMARY COMPENSATION TABLE (1)

                                                                            LONG-TERM
                                                                           COMPENSATION
                                            ANNUAL COMPENSATION               AWARDS
                                    ------------------------------------   ------------
                                                                              COMMON
                                                            OTHER ANNUAL      STOCK
                                                            COMPENSATION    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)       ($)(4)       OPTIONS(#)    COMPENSATION($)(5)
---------------------------  ----   ---------   --------    ------------   ------------   ------------------
J. Barclay Knapp(2).......   1998    270,000         --(3)         --        950,000            14,667
  President, Chief           1997    270,000         --            --             --            12,734
     Executive
  Officer and Chief          1996    137,500    325,000            --             --             3,000
     Financial
  Officer
George S. Blumenthal(2)...   1998    270,000         --(3)         --        950,000            14,667
  Chairman and Treasurer     1997    270,000         --            --             --            12,734
                             1996    137,500    170,000            --             --             3,000
Leigh C. Wood.............   1998    225,000    186,300       162,000(a)     400,000                --
  Senior Vice President and  1997    225,000    149,500       331,800(b)      75,000                --
  Chief Operating Officer    1996     83,700     62,100            --        125,000                --
     of
  U.K. Operations
Steven L. Wagner..........   1998    204,000    127,900       169,600(c)     200,000                --
  Vice President --          1997    195,700    100,100       216,200(d)      35,000             2,500
  Marketing                  1996    186,000     84,600        98,400(e)      50,000             2,500
John F. Gregg.............   1998    177,800         --(3)         --        300,000            14,667
  Vice President --          1997    124,800    200,000            --         50,000            12,734
  Corporate Development      1996     46,600    150,000            --         50,000             3,000

---------------

(1) Through August 1996, officers and other employees of CCI provided management, financial and legal services to the Company. Amounts charged to the Company for these services consisted of salaries and indirect costs allocated to NTL. For the year ended December 31, 1996, CCI charged the Company approximately $1,194,000. In August 1996, officers and other employees of the Company began providing management, financial and legal services to CCII and CCPR. In 1997 and 1996, the Company charged CCII and CCPR $871,000 and $351,000 and $1,492,000 and $200,000, respectively, which included salaries and indirect costs. In 1998, the Company charged CCII, CCPR and CoreComm (which was formed in 1998) $1,148,000, $982,000 and $313,000, respectively. In the opinion of management of the Company, the above allocations are reasonable. Through August 1996, Messrs. Blumenthal and Knapp also received salaries from CCI. Through August 1996, Ms. Wood received her entire salary from CCI.

(2) In October 1996, Mr. Blumenthal resigned as Chief Executive Officer of the Company and Mr. Knapp was appointed Chief Executive Officer of the Company.

(3) Bonus information for Messrs. Knapp, Blumenthal and Gregg have not yet been determined.

(4) Other annual compensation reflects perquisites, such as relocation expenses and housing, travel, professional fee and car and fuel allowances, including:

     (a) housing allowance of $121,900.

     (b) housing allowance of $162,900 and relocation expense of $122,300.

     (c) housing allowance of $127,500.

     (d) housing allowance of $120,800.

     (e) housing allowance of $85,400.

(5) All other compensation reflects the Company's match of employee contributions to a 401(k) plan.

OPTION GRANTS TABLE

     The following table provides information on stock option grants during 1998 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                      -----------------------                      VALUE AT ASSUMED
                                      % OF TOTAL                                   ANNUAL RATES OF
                        NUMBER OF      OPTIONS                                       STOCK PRICE
                        SECURITIES     GRANTED                                     APPRECIATION FOR
                        UNDERLYING        TO        EXERCISE                        OPTION TERM(2)
                         OPTIONS      EMPLOYEES      OR BASE                   ------------------------
                         GRANTED      IN FISCAL       PRICE      EXPIRATION      5%($)         10%($)
NAME                      (#)(1)         YEAR       ($/SHARE)       DATE         $59.46        $94.68
----                    ----------    ----------    ---------    ----------    ----------    ----------
J. Barclay Knapp......   950,000        11.35%        36.50       03/01/08     21,812,000    55,271,000
George S.
  Blumenthal..........   950,000        11.35         36.50       03/01/08     21,812,000    55,271,000
Leigh C. Wood.........   400,000         4.78         36.50       03/01/08      9,184,000    23,272,000
Steven L. Wagner......   200,000         2.39         36.50       03/01/08      4,592,000    11,636,000
John F. Gregg.........   300,000         3.58         36.50       03/01/08      6,888,000    17,454,000

---------------

(1) All options were granted on March 2, 1998 at an exercise price equal to the closing price of the Common Stock on The Nasdaq Stock Market's National Market (the "NASDAQ") on such date; 10% became exercisable on January 1, 1999 and an additional 15% will become exercisable on each of January 1, 2000 and 2001, and an additional 20% will become exercisable on each of January 1, 2002, 2003 and 2004. Upon a change of control of the Company all unvested options become fully vested and exercisable.

(2) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the Common Stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information on stock option exercises during 1998 by the named executive officers and the value at December 31, 1998 of unexercised in-the-money options held by each of the named executive officers. None of the named executive officers exercised options during 1998.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END AND FISCAL YEAR-END OPTION
                                     VALUES

                                                          NUMBER OF            VALUE OF
                                                          SECURITIES         UNEXERCISED
                                                          UNDERLYING           IN-THE-
                                                         UNEXERCISED            MONEY
                                                           OPTIONS            OPTIONS AT
                                                         AT FY-END(#)         FY-END($)*
                                                       EXERCISABLE(E)/     EXERCISABLE(E)/
NAME                                                   UNEXERCISABLE(U)    UNEXERCISABLE(U)
----                                                   ----------------    ----------------
J. Barclay Knapp.....................................     1,686,112(E)        78,164,455(E)
                                                          1,003,334(U)        20,730,647(U)
George S. Blumenthal.................................     1,699,955(E)        79,032,129(E)
                                                          1,003,334(U)        20,730,647(U)
Leigh C. Wood........................................       130,889(E)         4,633,090(E)
                                                            495,000(U)        10,930,313(U)
Steven L. Wagner.....................................        97,333(E)         3,336,491(E)
                                                            247,667(U)         5,528,199(U)
John F. Gregg........................................       112,666(E)         3,808,853(E)
                                                            360,667(U)         7,943,636(U)

---------------
* Based on the closing price on the NASDAQ on December 31, 1998 of $56.438.

PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Common Stock with The Nasdaq Stock Market (U.S.) Index (the "Nasdaq (U.S.) Index"), the Center for Research in Security Prices Index of Nasdaq Telecommunications Stocks (the "CRSP Index") and the Peer Group Index. In the Company's view, the Peer Group Index, which includes British Telecom plc, Cable and Wireless plc and Telewest Communications plc, provides a better representation of the performance of telecommunications companies over the required period than the broader based CRSP Index.

     The graph assumes that $100 was invested on December 31, 1993.

             COMPARISON OF NTL INCORPORATED, THE PEER GROUP INDEX,
                   THE CRSP INDEX AND THE NASDAQ (U.S.) INDEX
[PERFORMANCE COMPARISON GRAPH]

                                                                                         NASDAQ (U.S.)
                                          NTL INCORPORATED          CRSP INDEX               INDEX           THE PEER GROUP INDEX
                                          ----------------          ----------           -------------       --------------------
12/30/93                                       100.00                 100.00                 100.00                 100.00
12/30/94                                       118.09                  83.46                  97.75                  85.99
12/29/95                                       139.01                 109.26                 138.26                  86.17
12/31/96                                       143.26                 111.72                 170.02                  92.46
12/31/97                                       158.16                 165.43                 208.58                  90.81
12/31/98                                       320.21                 270.15                 293.21                 157.67

---------------
NOTE: Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 1999.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 1999 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and have no effect on the outcome of the vote.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                           VOTE FOR SUCH RATIFICATION

                    CONSIDERATION OF THE MACBRIDE PRINCIPLES
                                    (ITEM 3)

     The following resolution is submitted by New York City Comptroller Alan G. Hevesi, Municipal Building, 1 Centre Street, New York, New York 10007, on behalf of the New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Fire Department Pension Fund and the New York City Police Pension Fund, pursuant to a letter dated December 21, 1998. Such letter states that the foregoing entities own an aggregate of 148,834 shares of the Common Stock of the Company and have requested that the Company offer the resolution set forth below for stockholders to consider at the Annual Meeting.

     WHEREAS, NTL, Inc. operates a wholly-owned subsidiary in Northern Ireland;

     WHEREAS, the ongoing peace process in Northern Ireland encourages us to search for means for establishing justice and equality;

     WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as one of the major causes of communal strife in that country;

     WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace Laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporation in Northern Ireland. These include:

     1. Increasing the representation of individuals from under-represented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs.

     2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

     3. The banning of provocative religious or political emblems from the workplace.

     4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from under-represented religious groups.

     5. Layoff, recall and termination procedures should not, in practice, favor particular religious groupings.

     6. The abolition of job reservations, apprenticeship restrictions and differential employment criteria which discriminate on the basis of religion or ethnic origin.

     7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade and improve the skills of minority employees.

     8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

     9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

     RESOLVED, Shareholders request the Board of Directors to:

     1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

NEW YORK CITY COMPTROLLER'S SUPPORTING STATEMENT

     We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

     Implementation of the MacBride Principles by NTL, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.

     Please vote your proxy FOR these concerns.

            FOR THE REASONS SET FORTH BELOW, THE BOARD OF DIRECTORS
                   RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL

     Your Board of Directors believes that adoption of this proposal is not in the best interests of stockholders and unanimously recommends that stockholders vote against it. Since starting operations in Northern Ireland, the Company has taken and continues to take the steps necessary to provide equal employment opportunity in Northern Ireland, regardless of religious affiliation. The Company adheres to both the letter and the spirit of the "Fair Employment (Northern Ireland) Act of 1989" as well as the "Code of Practice" promulgated by the Act. The Company is also registered with the Fair Employment Commission. Through its established equal employment opportunity program, the Northern Ireland operation essentially complies with the practices outlined in the MacBride Principles.

     The Company's policy and practice worldwide is to provide equal opportunity employment in all locations without regard to race, color, religious belief, gender, age, national origin, citizenship status, marital status, sexual orientation or disability. Northern Ireland is no exception. The Company is an equal opportunity employer in all job advertisements, and hiring procedures are based on the experience and qualifications needed to satisfy individual job requirements. Equal opportunity is observed for all employees in training, advancement, layoff and recall procedures. The display of potentially offensive or intimidating religious emblems at the Company's facilities is not permitted. The Company provides security for all employees at work.

     The Board of Directors reaffirms the Company's commitment to fair employment in Northern Ireland but opposes the proposal because it is unnecessary and inappropriate.

     Spaces are provided in the accompanying form of proxy for specifying "For", "Against" or "Abstention" as to this proposal, which is identified as Proposal 3.

VOTE REQUIRED

     The affirmative vote of the holders of not less than a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be required to approve the adoption of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and have no effect on the outcome of the vote.

                       TRANSACTIONS WITH RELATED PARTIES

     On March 8, 1999, the Company acquired Diamond Cable Communications Plc ("Diamond") for Common Stock valued at approximately $986,510,000 pursuant to an acquisition agreement, dated as of June 16, 1998, as amended, among the Company and the shareholders of Diamond. Under the terms of such agreement, each shareholder of Diamond received .85 shares of Common Stock for each four ordinary shares of Diamond. Pursuant to such transaction, Robert T. Goad, a director and Chief Executive Officer of Diamond from May 1994 to March 8, 1999, received 112,885 shares of Common Stock.

     In October 1993, the Company entered into non-competition agreements with Sidney R. Knafel, Michael S. Willner and other persons associated with Insight U.K. The non-competition agreements prohibited Messrs. Knafel and Willner and others from entering into a competitive business in the United Kingdom for a period that ended in 1998. Under the terms of such agreements, the Company was entitled to an injunction against any violation or threatened violation of the non-competition agreements. Messrs. Knafel and Willner and others received warrants to purchase an aggregate of 898,364 shares of Common Stock which are currently exercisable in consideration of their agreements not to compete.

     Pursuant to an acquisition agreement entered into in 1993, at the 1996 Annual Meeting of Stockholders, the Company nominated Mr. Willner for reelection to the Board of Directors for an additional three-year term.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting must be received by the Company at the address set forth on the first page of this proxy statement on or before December 29, 1999 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any others matters should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By order of the Board of Directors,
                                          /s/ Richard J. Lubasch
                                          RICHARD J. LUBASCH
                                          Secretary

New York, New York
April 28, 1999

PROXY                           NTL INCORPORATED
                 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                                ON JUNE 3, 1999

    The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of NTL Incorporated ("the Company") to be held at 10:00 a.m., local time, on Thursday, June 3, 1999, at the Essex House, Hyde Park Suite, located at 160 Central Park South, New York, New York 10019, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Unless otherwise specified in the boxes provided below, this Proxy will be voted FOR all nominees for Director, a vote FOR proposal 2, a vote AGAINST proposal 3 and in the discretion of the named proxies as to any other matter that may properly come before the Annual Meeting.

1. Election of Directors: Nominees: George S. Blumenthal, J. Barclay Knapp and Michael S. Willner

  [ ]  VOTE FOR all nominees listed, except as marked to
       the                              [ ]  VOTE WITHHELD from all nominees.
     contrary above. (To withhold your votes for any individual nominee strike a line through the nominee's name in the list above.)

2. Ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

            [ ]  FOR            [ ]  AGAINST            [ ] ABSTAIN

          (Please date and sign on reverse side and return promptly.)

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 3.

3. Adoption of the MacBride Principles.

            [ ]  FOR            [ ]  AGAINST            [ ] ABSTAIN

4. In their discretion, to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" PROPOSALS 1 AND 2 AND "AGAINST" PROPOSAL 3 SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                          Signature

                                              Dated:

                                         ----------------------------------,1999

                                              In case of joint owners, each
                                              joint owner must sign. If signing
                                              for a corporation or partnership
                                              or an agent, attorney or
                                              fiduciary, indicate the capacity
                                              in which you are signing.

               PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS
                ON THIS CARD AND RETURN IN THE ENCLOSED ENVELOPE


TWO ADDITIONAL WAYS TO VOTE                                                   [NTL LOGO]
                                                                    N         INCORPORATED
                                                                    N
 VOTE BY TELEPHONE                                                  N
                                                                    N         Vote by Internet
IT'S FAST, CONVENIENT, AND YOUR VOTE IS IMMEDIATELY                 N
CONFIRMED AND POSTED.                                               N         It's fast, convenient, and your vote is
                                                                    N         immediately
USING A TOUCH-TONE PHONE                                            N         confirmed and posted and you can get all future
CALL THE TOLL-FREE NUMBER SHOWN ON THE VOTING                       N         materials by internet.
INSTRUCTION FORM.                                                   N         WWW.PROXYVOTE.COM
                                                                    N         Just follow these 4 easy steps:
JUST FOLLOW THESE 4 EASY STEPS:                                     N
                                                                    N         1. Read the accompanying Proxy Statement and
1. READ THE ACCOMPANYING PROXY STATEMENT AND VOTING                 N         voting instruction form.
INSTRUCTION FORM.                                                   N
                                                                    N         2. Go to website WWW.PROXYVOTE.COM.
2. CALL THE TOLL-FREE NUMBER SHOWN ON YOUR VOTING                   N
INSTRUCTION FORM.                                                             3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON
                                                                              YOUR VOTING INSTRUCTION FORM.
3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON YOUR
VOTING INSTRUCTION FORM.                                                      4. FOLLOW THE SIMPLE INSTRUCTIONS.
                                                                              YOUR VOTE IS IMPORTANT!
4. FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.
YOUR VOTE IS IMPORTANT!                                                       GO TO WWW.PROXYVOTE.COM
CALL 24 HOURS A DAY
                                                                              24 HOURS A DAY
DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEPHONE OR INTERNET